UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): December 28, 2015

EVERTEC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico	00926
(Address of principal executive offices)	(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 28, 2015, the Company announced that its operating subsidiary, EVERTEC Group, LLC and the selling shareholders of Processa S.A.S agreed to extend the contractually agreed upon period for each of the parties to satisfy all conditions to closing before the purchase agreement becomes terminable to March 31, 2016. The purchase agreement, as amended, provides for EVERTEC to acquire 65% of the share capital of Processa S.A.S., a Colombian company that is based in Bogotá. Previously, the purchase agreement provided the right of either EVERTEC or the selling shareholders to terminate the transaction if it had not closed as of December 28, 2015. The transaction is subject to customary closing conditions, including receipt of US federal bank regulatory approval. There is no assurance that such approval will be obtained prior to March 31, 2016 or at all.

A copy of the press release announcing the transaction discussed above is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Note: The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release re: EVERTEC extends period for acquisition of majority ownership of Processa, a Colombian payment processor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date:	December 28, 2015	By:	/s/ Arturo Díaz-Abramo
			Name:	Arturo Díaz-Abramo
			Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release re: EVERTEC extends terms of acquisition of majority ownership of Processa, a Colombian payment processor.